Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is entered into as of June 25th, 2014, by COLLEGE K, LLC, a Missouri Limited Liability Company (“Lessor”) and FIRST BIOMEDICAL, INC., a California Limited Liability Company (“Lessee”).

RECITALS:

A.    Lessor and Lessee entered into that certain College Crossing Business Park Building K Net Lease Agreement, dated April 23, 2014 (the “Lease”), pursuant to which Lessee leased from Lessor approximately 28,733 rentable square feet of floor area, (“Premises”) in those certain improvements located at 11130 Strang Line Road, Lenexa, Kansas, and more particularly described in the Lease.

B.    Lessor and Lessee desire to amend the Lease on the terms and conditions set forth in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree that the Lease is amended, modified, and supplemented as follows:

1.    Section 1.3, titled “PREMISES” is hereby amended to state that the south building, in which the Premises are located, is commonly addressed as 11102-11130A, Strang Line Road, Lenexa, Kansas, and the Premises are commonly addressed as 11130 Strang Line Road, Lenexa, Kansas.

2.    Section 1.4, titled “TERM”, is hereby amended to state that the Lease will commence on July 20, 2014, and end on September 30, 2026, unless earlier terminated as provided in the Lease. In the event Lessor has not received a temporary certificate of occupancy (“TCO”) for the Premises by July 20, 2014, then the term of the Lease (and Lessee’s possession of the Premises) shall commence on the seventh (7th) day after Lessor receives the TCO and provides a copy of the TCO to Lessee. The parties agree that Lessee shall have no obligation to pay rent until the later of: (a) July 20, 2014; or (b) the date that Lessee takes possession of the Premises.

3.    Section 1.5, titled “BASE RENT AMOUNT AND PAYMENT”, is hereby amended such that the period of free rent, designated in the Lease as beginning on July 1, 2014, and ending on September 30, 2014, shall commence upon the later of: (a) July 20, 2014; or (b) the date that Lessee takes possession of the Premises, as amended by Section 2 of this Amendment, and end a full three months thereafter. In the event that Lessee takes possession of the Premises after July 20, 2014, the Base Rent amounts and payment dates shall be adjusted accordingly so that Lessee receives free rent for an entire three-month period following the possession date. Other than the amendment to the rent commencement date and free rent period under the Lease, the dates and payment amounts shall remain as set forth in the Lease, and partial months shall be pro-rated.

4.    Section 1.7, titled “ADDITIONAL CHARGES/ESCROW PAYMENTS”, is hereby amended to state that Lessee’s obligation to pay Base Rent, Real Estate Taxes and Assessments (as set forth in Section 3.1), Lessor’s Fire & Extended Risk Insurance – Escrow Payment (as set forth in Section 4.2), and Common area maintenance (CAM) – Escrow Payment (as set forth in Section 17.1) shall commence upon the later of: (a) July 20, 2014; or (b) the date that Lessee takes possession of the Premises, as amended by Section 2 of this Amendment.

5.    Section 7.1, titled “ALTERATIONS; LESSEE’S RIGHT TO MAKE”, is hereby amended to provide that Lessor specifically consents to the installation of fiber optic lines and equipment serving the Premises.

6.    Section 16.2, titled “SIGNS; RESTRICTIONS ON LESSEE” is hereby amended to replace the signage exhibit attached as Exhibit “B” to the Lease with the exhibit attached as Exhibit “A” to this Amendment.

7.    The Lease is further amended to provide that, within fifteen (15) days following the date of this Amendment, Lessor shall provide a title owner’s affidavit and a no-change survey affidavit in connection with Lessee’s leasehold title policy insuring its interest in the Premises.

8.    Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Lease. Except as modified hereby, the provisions of the Lease are hereby ratified, confirmed and approved by Lessor and Lessee. In the event of conflict or ambiguity of the terms of the Lease and the provisions of this Amendment, the provisions of this Amendment shall govern and control.

9.    This Amendment may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be construed together and shall constitute one instrument.

10.  This Amendment: (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof; (b) shall be construed and governed by the laws of the State of Kansas; and (c) may not be amended, except by written agreement of the parties hereto. Lessor and Lessee each acknowledge and agree that neither party is in default under the Lease and that neither party is presently aware of any breach or default of the other party under the Lease or any fact or circumstance that, with the passage of time or the giving of notice, or both, would constitute a breach or default under the Lease.

[SIGNATURE PAGE FOLLOWS]

WITNESSING THEIR AGREEMENT and intending to be legally bound, the parties have executed this Amendment as of the day and year first above written.

LESSOR		LESSEE

COLLEGE K, LLC		FIRST BIOMEDICAL, INC.
A Kansas Limited Liability Company		A California Limited Liability Company

BY:	BURLINGTON ASSOCIATES, L.L.C.,	BY:	/s/ Jonathan P. Foster
A Delaware Limited Liability Company,
Its Manager		BY:	Jonathan P. Foster, CPA, CGMA

BY:	/s/ Kenneth G. Block	Its:	Chief Financial Officer
Kenneth G. Block, Trustee of the
Kenneth G. Block dated January 11, 1991
as amended, Sole Member